April 4, 2007

Stoneleigh Partners Acquisition Corp.
555 Fifth Avenue
New York, New York 10017

HCFP/Brenner Securities LLC
888 Seventh Avenue, 9th Floor
New York, New York 10106

Re: Initial Public Offering

Gentlemen:

The undersigned senior advisor and securityholder of Stoneleigh Partners Acquisition Corp. (the “Company”), in consideration of HCFP/Brenner Securities LLC’s (“Brenner”) willingness to underwrite an initial public offering of the securities of the Company (the “IPO”) and embark on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1. The undersigned waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his Insider Shares (each a “Claim”) and hereby waives any Claim he may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

2. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

3. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation or fees of any kind, including finder’s and consulting fees, prior to, or for services they rendered in order to effectuate, the Business Combination. The undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

4. Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

5. The undersigned will escrow all of his Insider Shares acquired prior to the IPO until one year after the consummation by the Company of a Business Combination subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

6. The undersigned agrees to be senior advisor of the Company until the earlier of the consummation by the Company of a Business Combination or the distribution of the Trust Fund. The undersigned’s biographical information furnished to the Company and Brenner and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Brenner and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as senior advisor to the Company.

8. The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company's common stock owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

9. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company's Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before stockholders other than through actions by the undersigned, the undersigned hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

10. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Brenner and its legal representatives or agents (including any investigative search firm retained by Brenner) any information they may have about the undersigned’s background and finances (“Information”). Neither Brenner nor its agents shall be violating my right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection. Brenner shall only use such Information for the limited purpose of reviewing the history and background of the undersigned in connection with his position as senior advisor or securityholder of the Company and shall keep such Information confidential and shall use its best efforts to cause any of its employees and other authorized persons, who have access to such Information, to observe the same restrictions described herein.

11. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Insiders” shall mean all officers, directors, senior advisors and securityholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO or privately from the Company simultaneously with the IPO; and (iv) “Trust Fund” shall mean that portion of the net proceeds of the IPO placed in trust for the benefit of the holders of the shares of common stock issued in the Company’s IPO as contemplated by the Company's prospectus relating to the IPO.

Brian Kaufman

EXHIBIT A

Brian Kaufman has been our Senior Advisor since January 2007. Since November 2004, Mr. Kaufman has been a Director of Centinela Freeman Holdings, Inc., an owner of three general acute care hospitals in Los Angeles. In July 2003, Mr. Kaufman co-founded Westridge Capital LLC and has served as a Managing Member since inception. Westridge is a private equity firm specializing in investments in companies that have significant tangible asset bases. From September 2003 to September 2004, Mr. Kaufman also served as a Vice President of PLM International. From February 2000 to July 2003, Mr. Kaufman served as a Managing Director of Digital Coast Partners (now known as Montgomery & Co.), a boutique investment banking firm where he managed activities in both the Middle Market and Media Groups. From 1998 to 2000, Mr. Kaufman served as a principal of Imperial Capital LLC, a boutique investment banking firm, where Mr. Kaufman worked in both investment banking and the firm’s private investments. From 1994 to 1998, Mr. Kaufman was a co-founder and principal of Kirkland Messina LLC, a boutique merchant bank targeting leveraged buy-outs of middle market companies. From 1992 to 1994, Mr. Kaufman was an associate at the law firm of Brobeck, Phleger & Harrison. From 1989 to 1992, Mr. Kaufman attended law school at Georgetown University Law Center. From 1986 to 1989, Mr. Kaufman was at Drexel Burnham Lambert Incorporated, where he provided corporate finance and merger and acquisition advisory services to financial institutions. Mr. Kaufman received a B.B.A. degree from the University of Notre Dame, with highest honors, and a J.D. degree from Georgetown University Law Center, cum laude.